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                                    EXHIBIT D

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the following with respect to Post-effective Amendment No. 2 to the Registration Statement (No. 333-48457) on Form S-6 under the Securities Act of 1933 of Variable Account B of American International Life Assurance Company of New York.

         1. The inclusion in the Prospectus of American International Life Assurance Company of New York of our report dated February 5, 1999 relating to our audits of the financial statements of American International Life Assurance Company of New York.

         2. The inclusion in the Prospectus of Variable Account B of American International Life Assurance Company of New York of our report dated March 12, 1999 relating to our audit of the financial statements of Variable Account B.

         3.       The reference to our firm under the heading "Experts."

/s/ PriceWaterhouseCoopers LLP
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PriceWaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania

April 26, 1999
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